Exhibit 99.1

Marvell Completes Acquisition of Celestial AI

SANTA CLARA, Calif. – February 2, 2026 – Marvell Technology, Inc. (NASDAQ: MRVL), a leader in data infrastructure semiconductor solutions, today announced that it has completed its previously announced acquisition of Celestial AI, a pioneer in optical interconnect technology for scale-up connectivity. Celestial AI brings its Photonic Fabric™ optical interconnect technology, designed to support high-bandwidth, low-latency connectivity across large-scale AI deployments.

With this acquisition, Marvell further strengthens its leadership across critical interconnect technologies required for next-generation AI and cloud data center architectures. The addition of Celestial AI expands Marvell’s optical connectivity capabilities, enabling more tightly integrated, high-bandwidth, and power-efficient solutions for data center customers. This positions the combined company to be a technology leader in the emerging scale-up interconnect market, adding a significant and completely incremental new total addressable market (TAM).

“Celestial AI will enable us to advance Marvell’s long-term strategy to deliver the industry’s most comprehensive data infrastructure platforms,” said Matt Murphy, Chairman and CEO of Marvell. “As AI systems continue to scale in size and complexity, customers require innovative connectivity solutions. The addition of Celestial AI’s Photonic Fabric technology platform complements Marvell’s existing portfolio and enhances our ability to address the most demanding requirements of next-generation AI and cloud data center architectures. We are excited to welcome the talented team from Celestial AI to Marvell.”

Celestial AI’s technologies and teams will now be a part of Marvell’s Data Center Group, strengthening its end-to-end connectivity capabilities for next-generation AI systems.

Expected Financial Impact

Marvell expects initial revenue contributions from Celestial AI to begin in the second half of fiscal 2028, with revenue ramping meaningfully in the fourth quarter to a $500 million annualized run rate. Revenue is expected to double to a $1 billion annualized run rate by the fourth quarter of fiscal 2029.

The acquisition is expected to add approximately $50 million in annual non-GAAP operating expenses to Marvell’s current run rate. The completion of the acquisition reduced Marvell’s cash balance by $1 billion, lowering expected interest income in future fiscal periods, which will result in a decrease in the Company’s Other Income by approximately $38 million on an annual basis. In addition, the Company issued equity to complete the acquisition which increased Marvell’s diluted weighted-average shares outstanding by approximately 27 million shares.

About Marvell

To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for over 30 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud and carrier architectures transform—for the better.

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Cautionary Statement Regarding Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the transaction between Marvell and Celestial AI, including statements regarding the benefits of the transactions and expected synergies and the products and markets of each company as well as statements regarding Marvell’s expectation of initial revenue contributions from Celestial AI beginning in the second half of fiscal 2028, with revenue ramping meaningfully in the fourth quarter to a $500 million annualized run rate, and further, revenue is expected to double to a $1 billion dollar run annualized rate by the fourth quarter of fiscal 2029. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,”

“will likely result,” and similar expressions. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the effect of the closing of the transaction on the business relationships, operating results, and business generally of Celestial AI, (ii) potential difficulties in employee retention as a result of the transaction, (iii) the ability of Marvell to successfully integrate Celestial AI’s operations and technologies, and (iv) the ability of Marvell to implement its plans, forecasts, and other expectations with respect to the acquired business. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and no person assumes any obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Marvell Investor Relations:

Ashish Saran

Senior Vice President, Investor Relations

408-222-0777

ir@marvell.com

Marvell Media:

pr@marvell.com